Exhibit 10.3

EXECUTION VERSION

AMENDMENT NO. 1 TO

CALL OPTION AGREEMENT

This AMENDMENT NO. 1 TO CALL OPTION AGREEMENT (this “Amendment”) is made and entered into as of April 10, 2015, by and between Odyssey Marine Enterprises, Ltd. (the “Holder”) and Minera del Norte, S.A. de C.V. (the “Purchaser”). The Holder and the Purchaser are referred to herein from time to time collectively as the “Parties”, and each individually, as a “Party”. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Call (as defined below).

WHEREAS, the Parties entered into a Call Option Agreement, dated as of March 11, 2015 (the “Call”);

WHEREAS, the Parties desire to amend certain terms set forth in the Call; and

WHEREAS, pursuant to Section 7.4 of the Call, the Call may only be amended by an agreement in writing signed by the Parties.

NOW, THEREFORE, in consideration of the premises, covenants, agreements, representations and warranties set forth herein, and for other good and valuable consideration, the Parties to this Amendment, intending to be legally bound, agree as follows:

1.	Amendment of Section 2.1 of the Call. Section 2.1 of the Call is hereby amended by deleting the period at the end of the first sentence and inserting at the end of such sentence:

“; provided further, that if Investor (as defined in the Purchase Agreement) terminates the Purchase Agreement pursuant to Section 8.1(d)(v) thereof, the Expiration Date of this Agreement shall be the date that is two years from the date of hereof.”

2.	Amendment of Section 2.2 of the Call. Section 2.2 of the Call is hereby amended by deleting the period at the end of the such Section and inserting:

“; provided, however, if Investor (as defined in the Purchase Agreement) terminates the Purchase Agreement pursuant to Section 8.1(d)(v) thereof, the Option Consideration shall be equal to $20,000,000 less any amounts paid or payable to Holder or any of its Affiliates following the date hereof upon the exercise of the Monaco Option less if Monaco has foreclosed on any of the Subject Securities, $10,000,000.”

3.	Full Force and Effect. From and after the date hereof, all references in the Call to “this Agreement,” “hereof” or words of similar import shall mean the Call as amended by this Amendment. Except as expressly set forth herein, the Call shall remain in full force and effect on the terms and conditions set forth therein.

4.	Miscellaneous. All terms and provisions contained in Article 7 of the Call, including all related definitions, are incorporated herein by reference to the same extent as if expressly set forth herein.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

ODYSSEY MARINE ENTERPRISES, LTD.

By:	/s/ Mark D. Gordon
	Name:	Mark D. Gordon
	Title:	Vice President

MINERA DEL NORTE S.A. DE C.V.

By:	/s/ Alonso Ancira Elizondo
	Name:	Alonso Ancira Elizondo
	Title:	Authorized Person

[Signature Page to Amendment No. 1 to Call Option Agreement]